OM MURUGA

This lease deed executed on 11th December 2014

By and Between

Mr. NMR Sathguru Proprietor of MNC VEL KALYANAMANDAPAM S/o N. Maruthachalam (Here in after called the “Lessor”)

AND

KM Wedding Events Managements (P) Ltd., having their registered office 6/1, RamaswamyStreet, T. Nagar, Chennai – 600017. Represented by its Director V. Vijaya Bhaskar. (Here in after called “Lessee”)

Whereas

A.	The Lessor is the absolute owner of the premises known as "MNC VEL KALYANA MANDAPAM" more fully described in the schedule hereunder and referred to as the “Mandapam” in this deed,
B.	The Lessee is desirous of taking on lease the said Mandapam for the purpose of using it for conducting Wedding, Reception, Parties, Functions, meetings and any other lawful congregation for its Customers
C.	The Lessor has agreed to let the Mandapam on lease for a monthly rent basis
D.	The Lessee has agreed to take the Mandapam on lease.

Now this lease deed witnesseth as follows:

The Lessor hereby leases and transfers to the Lessee by way of lease the premises known as "MNC VEL KALYANA MANDAPAM" more fully described in the schedule hereunder and referred to as the “Mandapam” in this deed subject to the terms and conditions set out hereunder:

1] The lease shall be for a period of 3 years from 01/02/2015. With a lock in period of 24 months from 1/2/2015 without any exit options for both parties.

2] The Lessee shall use the Mandapam for the purpose of using it for conducting Wedding, Reception, Parties, Functions, meetings and any other lawful congregation for its Customers.

3] The Lease rent is fixed as ₹1,80,000-00/-(One Lakh Eighty Thousand) per month with an increase of 5% yearly. Lessee shall deduct the TDS from the monthly rent. Lease rent will be calculated and payable from Feb 1st, 2015 onwards only. The lease rental shall be payable subject to clause 7.

4] The Lessee shall pay the rent for every month to the Lessor on or before 5th day of the subsequent month which Lessor should acknowledge by receipt.

5] The Lessee shall pay a sum of ₹35,10,000-00/-(Rupees Thirty five lakhs and ten thousand only) to the Lessor as rental advance in the manner hereunder provided:

A] Rs.10,00,000-00/- is payable at the time of execution of this deed through HDFC bank DD no:010737 payable in Coimbatore.

B] Rs.15,10,000-00/- 1st of January 2015 after reviewing the progress of the work described in clause no.6 hereunder.

C] Rs.10,00,000-00/-is payable on 01-02-2015

6] Out of the total advance amount referred to above, a sum of ₹17,10,000-00/- (Seventeen lakhs& ten thousand) shall be used by the Lessor for the purpose of carrying out the following works:

a) Laying vitrified tiles for the main hall &anti-skid tiles in the dining hall and laying

b) False roofing in the main hall and dining hall

c) Set up power back for the entire Mandapam

d) Equipping the second kitchen

e) Air condition Bride and Bridegroom rooms

The Lessor shall complete the works referred above before 20-01-2015.

7] The sum of Rs. 17,10,000-00/- shall be deducted by the Lessee from the monthly rent at the rate of Rs. 71,250-00/- per month for 24 months(starting from 01/02/2015 ending by 31/01/2017). Balance ₹Rs.18,00,000-00/- will be retained with Lessor as a standing advance and which will be refunded at the end of the lease period after deducting any pending dues (OR) damages to mandapam.

8] The Lessor covenants with the Lessee that

a] The Lessor has absolute title to the Mandapam

b] During the currency of the lease, the possession of the Lessee shall not be disturbed either by the Lessor or any other person/institution claiming paramount title to the Mandapam.

c] The Lessor shall pay all the outstanding dues to the financial institutions regularly so that such financial institutions shall not initiate any legal action in respect of the Mandapam for the purpose of recovery of any outstanding dues.

d] That there is no charge or encumbrance in respect of the mandapam other than the encumbrance in favour of Bank of India for an amount of ₹19,00,000-00/- (Nineteen Lakhs).

e] All the existing liabilities will be borne by the Lessor only

f] The Lessor shall indemnify Lessee against any loss sustained by or likely to be sustained by the Lessee on account of any claim against the Lessor by any statutory authority, financial institution, or individual (or) others.

g] The Lessor shall apply for and secure the necessary approval/permit/license from the competent authority for the purpose of running the Mandapam

h] The Lessor shall manage the Mandapam bookings till 31st January 2015.

i] The Lessor shall insure the complete Mandapam building along with the infrastructure

k] The Lessor shall pay the property tax to the competent authority regularly.

l] The Lessor shall be responsible for any major civil work and major building repairs and should ensure that work gets completed at the earliest.

m] The Lessor shall return the rental advance of Rs. 18,00,000-00/- without any deduction (if there is no damages to infrastructure, floorings , any dues to govt, all the inventory handed over is returned back) to the Lessee upon the Lessee vacating and handing over possession of the Mandapam to the Lessor.

n] There is no legal bar or prohibition for the execution of these presents.

9] The Lessee covenants with the Lessor that

a] The Lessee shall use the Mandapam only for wedding related activities, conducting functions, parties, exhibition, meetings, any lawful religious or social congregations and

b] The Lessee shall not sublease the Mandapam. The operations of letting the mandapam for wedding related activities, conducting functions, parties, exhibition, meetings, any lawful religious or social congregations by the lessee shall not be considered as sub lease.

c] The Lessee shall pay the electricity charges as per the TNEB bill and other govt charges like ESI, PF, Sales Tax, excise duty, Service tax, water charges etc., to the respective authority promptly and regularly.

d] The Lessee shall insure its articles/their items which will be used by it during the lease period. In case of an accident during the lease period, the lessee shall undertake the entire responsibility for the mishap and indemnify the Lessor against any claims by statutory authorities (or) individuals.

e] The Lessee shall be responsible for the maintenance of the Mandapam, building painting without any damages (or) disfigurement to the structure and floor.

f] The Lessee at the end of lease period should handover the Mandapam in the same condition as it is given to them at the commencement of the lease period.

10] The lease may be terminated by the Lessee after lock-in period of 24 months from the date of commencement of the lease

a] By 60 days notice in writing to the Lessor during the currency of the lease.

b] In the event of any breach of any of the covenants by the Lessor stipulated in clause no: 8 by issuing 30 days’ notice in writing to the Lessor.

11] The lease may be terminated by the Lessor during and after the lock-in period of 24 months from the date of commencement of the lease

a] In the event of any default by the lessee in the payment of lease rentals for two months consecutively, this deed stands cancelled without notice and balance will be returned after deducting the lease rent for the remaining lock in period and deductions if any.

b] By issuing 60 days’ notice in writing to the Lessee in the event of any breach of any of the covenants stipulated in clause no: 9.

12] The lease may be renewed by mutual agreement.

This agreement is subject to Coimbatore jurisdiction

SCHEDULE OF PROPERTY

All that piece and parcel of the entire premises known as "MNC VEL KALYANA MANDAPAM" situated at SF 247 A/4B, Muthugoundenpudur, Sulur(TK), Coimbatore – 641406 with 19,800 Sq.ft of building, furniture, kitchen equipments, vessels and electrical fittings

Mandapam Assets at the time of handing over:

19800Sqft building with galvalium sheet roofing

Vessels as per list

752 Arm chair

250 Armless chair

10 Fixed Dinning tables

50 Foldable Dinning tables

1 3litre grinder

1 5litre grinder

1 15 litre grinder

3 4x2 dosa burner

4 double burner

3 single burner

17 single cots with mattress

2 big steel cubboards

1 small steel cubboard

1 office table

1 5000 liter sintex tank

Electrical fittings

1 Texmo Borewell motor

1 1.5 Hp submersible motor in watertank

2 15 liters water heater in bride and bridegroom rooms.

112 Fans

194 Tubelights with fitting

3 150 watts Focus lights

Elevation and garden light fittings

All EB boards, MCBs, Switches & wiring to function all the fittings.

5 Empty commercial gas cylinders.

9 Fire extinguisher

1 250 watts Mercury light in Parking

5 500 watts focus lights

Lessor	Leesee

Witnesses:

1.	2.